Exhibit 99.1

Press Release
[GRAPHIC]
Contacts:
Sharon Gamsin, 1-914-249-5622, sgamsin@mastercard.com
Jessica Antle, 1-914-249-5632, jessica_antle@mastercard.com

MasterCard International Reports Continued Growth

in Third Quarter, First Nine Months of 2005

Customer-Centric Strategy Yields Double-Digit Growth

in Purchase and Gross Dollar Volume

Purchase, NY, November 1, 2005 – MasterCard International today announced operating results for the third quarter and first nine months of 2005, with double-digit growth in both gross dollar volume (GDV) and purchase volume. Growth continues to be fueled by increased cardholder spending around the world, the continued global implementation of the company’s customer-focused strategy, and the ability to deliver innovative products and value-added processing, information and related services.

“The strength of the MasterCard brand, and our portfolio of innovative payment solutions, continue to resonate around the globe, as illustrated by our operating performance this quarter,” said Alan Heuer, MasterCard’s chief operating officer.

Performance highlights for the third quarter and first half of 2005 include:

•	Cardholders worldwide used MasterCard-branded cards (excluding Maestro® and Cirrus®) for 4.9 billion transactions during the third quarter. This generated GDV of $424.4 billion in the third quarter, up 12.5% over the same period last year. For the first nine months of the year, GDV has grown by 11.9% to $1,215.2 billion. GDV includes both purchase and cash volume;

•	As of September 30, 2005, MasterCard’s nearly 25,000 customer financial institutions around the world issued 725.2 million MasterCard-branded cards, a 10.6% increase over the same period in 2004; MasterCard’s unsurpassed acceptance network allows cardholders to use their MasterCard cards at over 23 million acceptance locations around the world.

•	The value of purchases on MasterCard-branded cards, increased 14.5% to $300.0 billion in the third quarter. Purchase volume increased 13.8% during the first nine months of the year, reaching $856.2 billion.

MasterCard’s growth has spanned both credit and debit. GDV for worldwide credit and charge programs increased by 10.7% to $335.8 billion in the third quarter, while GDV for debit programs rose 20.0% to $88.6 billion.

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MasterCard International Reports Continued Growth in Third Quarter, First Nine Months of 2005

November 1, 2005

“MasterCard’s global customer base continues to benefit as cardholders around the world are increasingly turning to MasterCard for a combination of acceptance, convenience, and flexibility,” said Heuer.

The performance breakdown by region is as follows:

	For the 3 Months ended September 30, 2005
	GDV (Billions)	Growth (Local)	Purchase Volume (Billions)	Growth (Local)	Purchase Transactions (Millions)	Cash Volume (Billions)	Growth (Local)	Cash Transactions (Millions)	Accounts (Millions)	Cards (Millions)	Acceptance Locations (Millions)
All Programs except On-Line Debit Programs
South Asia/Middle East Africa	$5.7	43.0%	$3.7	28.8%	57.2	$2.0	79.8%	14.6	14.1	16.5	.6
Asia/Pacific	65.5	9.8%	34.6	13.6%	440.7	30.9	5.7%	126.8	127.0	139.3	6.8
Europe	115.9	13.6%	85.1	13.0%	1,168.2	30.8	15.4%	206.8	110.5	123.3	7.6
Latin America	25.1	33.5%	11.5	33.1%	275.2	13.6	33.8%	101.6	56.5	69.0	1.9
Canada	15.9	13.4%	13.7	17.7%	179.6	2.3	-6.9%	4.8	25.1	30.6	.7
United States	196.3	9.8%	151.4	13.7%	2,138.6	44.9	-1.5%	193.6	295.5	346.4	6.1
Worldwide	424.4	12.5%	300.0	14.5%	4,259.6	124.4	8.0%	648.3	628.7	725.2	23.9

Credit Programs
United States	148.1	6.3%	121.8	10.9%	1,432.9	26.3	-10.7%	17.5	228.7	273.2
Worldwide	335.8	10.7%	253.6	13.6%	3,241.0	82.2	2.5%	279.4	527.3	611.3

Off-Line Debit Programs
United States	48.2	22.0%	29.6	26.6%	705.7	18.6	15.4%	176.2	66.8	73.2
Worldwide	88.6	20.0%	46.5	19.3%	1,018.6	42.2	20.7%	368.9	101.5	113.9

	For the 9 Months ended September 30, 2005
	GDV (Billions)	Growth (Local)	Purchase Volume (Billions)	Growth (Local)	Purchase Transactions (Millions)	Cash Volume (Billions)	Growth (Local)	Cash Transactions (Millions)	Accounts (Millions)	Cards (Millions)
All Programs except On-Line Debit Programs
South Asia/Middle East Africa	$15.1	34.6%	$10.2	26.0%	160.8	$4.9	57.2%	39.0	14.1	16.5
Asia/Pacific	193.4	7.2%	101.9	13.8%	1,259.8	91.5	0.8%	346.7	127.0	139.3
Europe	333.6	13.1%	246.1	13.9%	3,316.9	87.5	10.7%	586.7	110.5	123.3
Latin America	68.5	34.9%	30.8	32.5%	765.8	37.7	37.0%	289.7	56.5	69.0
Canada	44.0	14.1%	37.2	16.6%	498.3	6.8	2.0%	14.1	25.1	30.6
United States	560.7	10.0%	430.1	12.2%	6,108.9	130.6	3.5%	580.1	295.5	346.4
Worldwide	1,215.2	11.9%	856.2	13.8%	12,110.7	358.9	7.7%	1,856.3	628.7	725.2

Credit Programs
United States	421.3	5.2%	345.0	9.1%	4,086.9	76.3	-9.7%	49.9	228.7	273.2
Worldwide	961.1	8.8%	722.0	12.5%	9,198.4	239.0	-1.1%	786.7	527.3	611.3

Off-Line Debit Programs
United States	139.4	27.8%	85.1	26.3%	2,022.1	54.3	30.4%	530.2	66.8	73.2
Worldwide	254.1	25.7%	134.2	21.3%	2,912.3	119.9	30.9%	1,069.7	101.5	113.9

This press release contains forward-looking information. Although MasterCard believes that its expectations are based on reasonable assumptions, it can give no assurance that its objectives will be achieved. Important factors that could cause actual results to differ materially from forward-looking information contained in this press release include: global political and economic conditions; MasterCard’s ability to achieve its strategic objectives; the performance of MasterCard’s member financial institutions and the nature of MasterCard’s business relationships with these institutions; substantial and increasingly intense competition in the global payments industry; the success of MasterCard’s global advertising, sponsorship, promotion and merchant acceptance initiatives; the functionality and security of MasterCard’s transaction processing systems; MasterCard’s ability to adapt to industry trends with technological and payment program innovations; the resolution of certain legal proceedings and

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MasterCard International Reports Continued Growth in Third Quarter, First Nine Months of 2005

November 1, 2005

regulatory actions; changing market dynamics and the other risk factors disclosed in MasterCard Incorporated’s most recent Annual Report on Form 10-K. MasterCard disclaims any obligation to publicly update or revise any forward-looking information.

Note to Editors:

Online debit activity, which includes MasterCard’s online debit program, Maestro, and MasterCard’s ATM-only brand, Cirrus, will be available at a later date.

The data in this press release is provided by the member financial institutions of MasterCard International Incorporated and its affiliates (“MasterCard”) and is subject to revision and amendment by such members subsequent to the date of its release which revisions and amendments may be material. A portion of the data relating to accounts and cards reflects the impact of routine portfolio changes among members and other practices that may lead to over counting of the underlying data in certain circumstances. Information with respect to gross dollar volumes (“GDV”) includes the impact of balance transfers and convenience checks. The number of cards includes virtual cards, which are MasterCard-branded payment accounts in connection with which functional cards are not generally issued.

Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which MasterCard volumes are reported.

Period-over-period rates of change in volume-based information are provided on a local-currency basis. Accordingly, the period-over-period rates of change in this press release cannot be extrapolated directly by reference to the U.S. dollar volume information presented for the current and historical periods.

MasterCard-branded data regarding GDV, purchase volume, purchase transactions, cash volume and cash transactions is derived from information provided by MasterCard members that is subject to verification by MasterCard and partial cross-checking against information provided by MasterCard’s transaction processing systems. MasterCard-branded data concerning accounts, cards and acceptance locations is derived from information provided by MasterCard members that is subject to certain limited verification by MasterCard. Certain information with respect to acceptance locations is provided by third parties and has not been independently verified by MasterCard.

The data in this press release includes information with respect to MasterCard-branded transactions that are not processed by MasterCard and transactions for which MasterCard does not earn significant revenues. Accordingly, the data in this press release cannot be taken as an indication of the financial performance of MasterCard International or its parent company, MasterCard Incorporated. Cash volumes for the periods indicated in the tables above for MasterCard-branded debit programs in the U.S. region and credit programs in the Asia/Pacific region are higher due to expanded data collection and stricter enforcement of reporting requirements during these periods. Some of the data in the Asia/Pacific region for the periods prior to the three months ended September 30, 2004 have been estimated in order to conform to current presentation standards and ensure comparable statistics. In addition, a change in

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MasterCard International Reports Continued Growth in Third Quarter, First Nine Months of 2005

November 1, 2005

methodology for characterizing volumes for certain transactions in China and the United Kingdom have lowered purchase volume and increased cash volume in the Asia/Pacific and Europe regions.

About MasterCard International

MasterCard Incorporated is a leading global payments solutions company that provides a broad variety of innovative services in support of our global members’ credit, deposit access, electronic cash, business-to-business and related payment programs. MasterCard, through its principal operating subsidiary, MasterCard International Incorporated, manages a family of well-known, widely accepted payment card brands including MasterCard®, Maestro® and Cirrus® and serves financial institutions, consumers and businesses in over 210 countries and territories. The MasterCard award-winning Priceless® advertising campaign is now seen in 105 countries and in 48 languages, giving the MasterCard brand a truly global reach and scope. For more information go to www.mastercardinternational.com.

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